UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 11, 2010

IMAGINE MEDIA, LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	005-84223	26-0731818
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1155 Sherman Street, Suite 307

          Denver, CO  80203
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 813-1098

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01	OTHER EVENTS

Effective February 11, 2010, Imagine Media, Ltd. (the “Company”) received e-mail notification from DMI Life Sciences, Inc. (“DMI”), a Denver, Colorado based biotechnology company that it had elected to terminate that certain non-binding letter of intent (the “LOI”) entered into by the parties effective January 22, 2010.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imagine Media, Ltd. (Registrant)

Dated: February 15, 2010	____/s/ Gregory A. Bloom Gregory A. Bloom, President

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